EXHIBIT 99.3

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
DAVIDsTEA INC.

TAKE NOTICE that an Annual and Special Meeting of Shareholders (the “Meeting”) of DAVIDsTEA INC. (the “Corporation”) will be held at the Corporation’s head office, 5430 Ferrier Street, Town of Mount Royal, Québec, Canada on Thursday, June 17, 2021 at 9:30 a.m. (eastern time). The purposes of the Meeting are to:

1.	receive and consider the consolidated financial statements of the Corporation for the fiscal year ended January 30, 2021 and the auditors’ report thereon;

2.	elect directors;

3.	appoint an auditor and authorize the directors to fix its remuneration;

4.

consider, and if deemed advisable adopt, with or without amendment, a special resolution in the form annexed to the management information circular of the Corporation dated May 12, 2021 (the “Circular”) as Schedule A, to amend the Articles of the Corporation in order to allow the Board of Directors of the Corporation to appoint one or more additional directors pursuant to section 106(8) of the Canada Business Corporations Act; and

5.	transact such other business as may properly be brought before the Meeting.

Additional information on the above matters can be found in the Circular under the headings “Election of Directors”, “Appointment of Auditor” and “Amendment to the Articles of the Corporation to Allow for the Appointment of Additional Directors”.

Public Health Concerns

In light of ongoing public health concerns related to the COVID-19 pandemic and in order to comply with government decrees, the Corporation is requesting that shareholders not attend the Meeting in person. The Meeting will be webcast through the Corporation’s Investor Relations website at http://ir.davidstea.com/events and the Corporation asks all shareholders to participate in that manner. While shareholders viewing the webcast will not be able to vote during the Meeting, they will be able to ask questions to the Corporation’s management at its conclusion through the webcast platform.

Voting

The Board of Directors has fixed the close of business on April 28, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Shareholders can vote their shares before the Meeting by returning the enclosed voting instruction form (“VIF”), voting online or using the toll-free telephone number set out on the VIF prior to the date set out therein, in accordance with the instructions provided by your broker or other intermediary. Shareholders are urged to review the Circular before voting.

Notice-and-Access

The Corporation has elected to use “notice-and-access” rules (“Notice-and-Access”) under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54‑101”) for distribution of its Proxy-Related Materials (as defined below) to shareholders who do not hold shares of the Corporation in their own names (“Beneficial Shareholders”). Notice-and-Access is a set of rules that allows issuers to post electronic versions of proxy-related materials on SEDAR and on one additional website, rather than mailing paper copies. “Proxy-Related Materials” refers to the Circular, the Notice of Meeting, a VIF and a form of proxy.

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The use of Notice-and-Access is more environmentally friendly as it helps reduce paper use. It also reduces the Corporation’s printing and mailing costs. Beneficial Shareholders may obtain further information about Notice-and-Access by contacting AST Trust Company (Canada) toll free at 800‑387‑0825 (within North America) or 416-682-3860 (outside North America).

The Corporation is not using Notice-and-Access for delivery to shareholders who hold their shares directly in their respective names (referred to herein as “Registered Shareholders”). Registered Shareholders will receive paper copies of the Circular and related materials via prepaid mail.

Websites Where Proxy-Related Materials are Posted

The Proxy-Related Materials are available on the Corporation’s Investor Relations website at http://ir.davidstea.com/events and under the Corporation’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Notice Package

Although the Proxy-Related Materials have been posted online as noted above, Beneficial Shareholders will receive paper copies of a notice package (“Notice Package”) via prepaid mail, including the Notice of Meeting, containing information prescribed by NI 54-101 such as the date, time and location of the Meeting and the website addresses where the Proxy-Related Materials are posted, a VIF and a supplemental mail list return card for Beneficial Shareholders to request they be included in the Corporation’s supplementary mailing list for receipt of the Corporation’s interim financial statements for the 2021 fiscal year.

How to Obtain Paper Copies of Proxy-Related Materials

Beneficial Shareholders may obtain paper copies of this Circular free of charge by contacting Broadridge Financial Solutions, Inc. toll free at 1-877-907-7643. Any request for paper copies which are required in advance of the Meeting should be sent so that the request is received by the Corporation by 5:00 p.m. (eastern time) on May 31, 2021 in order to allow sufficient time for shareholders to receive their paper copies and to return their VIF or form of proxy, as applicable, by its due date. After the Meeting date, shareholders may obtain paper copies of the Circular free of charge by contacting the Secretary of the Corporation at 514 739-0006.

Dated at Town of Mount Royal, Québec, Canada, this 12th day of May, 2021.

BY ORDER OF THE BOARD OF DIRECTORS

By:	(signed) Herschel Segal
Herschel Segal
Chairman of the Board of Directors

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